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                                                                    EXHIBIT 5.1
                                [H&B Letterhead]

September 8, 1999


Venus Exploration, Inc.
1250 N.E. Loop 410
Suite 100
San Antonio, Texas 75209

Re: Registration Statement on Form S-3 of 11,233,333 shares of Common Stock, par value $.01 per share, of Venus Exploration, Inc. ("Common Stock")

Gentlemen:

We are securities counsel to Venus Exploration, Inc., a Delaware corporation (the "Company"), in connection with the registration and issuance of up to 11,233,333 shares of Common Stock (the "Shares"), plus an indeterminate number of additional shares of Common Stock issuable to prevent dilution resulting from stock splits, stock dividends or similar events to be sold by the Selling Stockholders named in the Prospectus constituting a part of this Registration Statement (the "Selling Stockholders"), in some instances following the exercise of that certain convertible note (the "Note") described in the Prospectus or issued in lieu of cash interest payments due on the Note as described in the Prospectus.

We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on the foregoing, we are of the opinion that the Shares are duly authorized and are, or when issued to the Selling Stockholders in accordance with the terms of the Note described in the Prospectus contained in the Company's Registration Statement on Form S-3 to which this opinion is an exhibit will be, validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company, the Selling Stockholders and public officials, and we have not independently checked or verified the accuracy of the statements contained therein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to this Registration Statement on Form S-3 filed by the Company to effect registration of the Shares under the Securities Act of 1933, as amended, and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

Very truly yours

/s/ Haynes and Boone, LLP